UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d'Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Hecla Mining Company (“our,” “we,” or “Hecla”) held on May 21, 2015, our shareholders were asked to consider and vote upon the following three proposals: (1)  elect two directors to our Board of Directors to hold office until the 2018 Annual Meeting of Shareholders or until their successors are duly elected and qualified; (2)  ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and (3) approve an advisory resolution on the Company’s executive compensation.

On the record date of March 27, 2015, there were 369,990,632 shares of Hecla common stock issued and outstanding and entitled to vote at the Annual Meeting. The count of shares present at the meeting, in person or proxy, was 284,932,710, or 77.01% of the outstanding voting shares of Hecla. For each proposal, the results of shareholder voting were as follows:

Proposal 1.   Election of Two Director Nominees. The shareholders elected each of the director nominees proposed by our Board of Directors to serve until the 2018 Annual Meeting of Shareholders or until such nominee’s successor is duly elected and qualified. The following is a breakdown of the voting results:

	Votes For	Votes Withheld	Broker Non-Votes
George R. Nethercutt, Jr..	172,750,578	7,012,083	105,170,049
John H. Bowles	174,022,627	5,740,034	105,170,049

 Proposal 2. Appointment of BDO USA, LLP as Independent Registered Public Accounting Firm. Our shareholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstain
276,994,928	6,704,829	1,232,953

There were no broker non-votes with respect to Proposal 2.

Proposal 3.   Advisory Vote on Executive Compensation. Our shareholders approved the compensation of Hecla’s named executive officers. The following is a breakdown of the voting results:

Votes For	Votes Against	Abstain	Broker Non-Votes
150,040,604	25,472,535	4,249,522	105,170,049

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

 Dated: May 22, 2015